Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Teekay LNG Partners L.P.:

(1)	No. 333-124647 on Form S-8 pertaining to the Teekay LNG Partners L.P. 2005 Long Term Incentive Plan,

(2)	No. 333-174220 on Form F-3 and related prospectus for the registration of up to $750,000,000 of common units representing limited partnership units,

(3)	No. 333-170838 on Form F-3 and related prospectus for the registration of 1,052,749 common units representing limited partnership units, and

(4)	No. 333-188387 on Form F-3 and related prospectus for the registration of up to $100,000,000 of common units representing limited partnership units;

of our report dated March 15, 2013, with respect to the consolidated financial statements of MALT LNG Holdings ApS as at December 31, 2012, which report appears in the Current Report on Form 6-K of Teekay LNG Partners L.P. dated May 7, 2013.

/s/ KPMG LLP Chartered Accountants Vancouver, Canada
May 7, 2013